EXHIBIT 1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-126020) pertaining to the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan of our report dated June 27, 2007, with respect to the financial statements and schedule of the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

June 27, 2007